UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2014

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on May 28, 2014, our stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2014 (the “Proxy Statement”).  The final results for the votes regarding each proposal are set forth below.

1. Our shareholders elected the following individuals to serve on our board of directors until the annual meeting of shareholders to be held in 2015. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Broker Non-Votes
Larry Ellberger	62,004,153	761,858	18,716,310
Anthony S. Marucci	61,587,317	1,178,694	18,716,310
Herbert J. Conrad	62,068,109	697,902	18,716,310
George O. Elston	62,084,918	681,093	18,716,310
Harry H. Penner, Jr.	61,589,618	1,176,393	18,716,310
Timothy M. Shannon, M.D.	61,605,351	1,160,660	18,716,310
Karen L. Shoos	61,603,465	1,162,546	18,716,310

2. Our shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
79,654,442	1,520,193	307,686	—

3. Our shareholders voted to approve, on an advisory, non-binding basis, the compensation for our named executive officers as disclosed in the Proxy Statement. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
61,318,084	1,154,864	293,063	18,716,310

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: May 29, 2014